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                                                                    EXHIBIT 99.1


REVOCABLE PROXY

                              CVB FINANCIAL CORP.

    PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 25, 1999
        THE BOARD OF DIRECTORS OF CVB FINANCIAL IS SOLICITING THIS PROXY


I/we hereby nominate, constitute and appoint John Borba and James C. Seley and each of them, their attorneys, agent and proxies, with full powers of substitution to each, to attend and act as proxy or proxies at the 1999 Special Meeting of Shareholders of CVB FINANCIAL CORP. which will be held at CVB Financial Corp. Headquarters, 701 N. Haven Avenue, Ontario, California 91764, on August 25, 1999 at 9:00 a.m., and at any and all adjournments thereof, and to vote as I/we have indicated the number of shares which I/we, if personally present, would be entitled to vote.


                      PLEASE SIGN AND DATE ON REVERSE SIDE

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                                                                Please mark
                                                               your vote as
                                                               indicated in
                                                               this example. [X]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE MERGER AGREEMENT WITH ORANGE NATIONAL BANCORP. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE APPROVAL OF THE MERGER AGREEMENT WITH ORANGE NATIONAL BANCORP.

                                             FOR   AGAINST   ABSTAIN
1. MERGER WITH ORANGE NATIONAL BANCORP.      [ ]     [ ]       [ ]
   To approve the Agreement and Plan of
   Reorganization between Orange National
   Bancorp and CVB Financial Corp. Under
   this merger agreement, Orange National
   Bancorp will merge into CVB Financial
   Corp. and Orange National Bank will
   merge into Citizens Business Bank.


2. OTHER BUSINESS. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting and at any and all adjournments thereof. IF ANY OTHER MATTER IS PRESENTED, YOUR PROXY WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS, OR, IF THE BOARD OF DIRECTORS GIVES NO RECOMMENDATION, IN THEIR OWN DISCRETION. The Board of Directors at present knows of no other business to be presented at the Special Meeting.

I/we hereby ratify and confirm all the said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revoke any and all proxies I/we have given before to vote at the meeting. I/we acknowledge receipt of the notice of Special Meeting and the Proxy Statement that accompanies the notice.

                  For space considerations,
                  Please check this box if you plan to [ ] attend the special meeting.

                  Please note that no food will be
                  served at this special meeting.


Signature(s)______________________________________________ Dated _________, 1999

(Please date this Proxy and sign above as your name(s) appear(s) on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executives, administrators, trustees, etc., should give their full titles.)

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